UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2018
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company PG&E Corporation	☐
Emerging growth company Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events

2017 Northern California Wildfires

As previously reported, beginning on October 8, 2017, multiple wildfires spread through Northern California, including Napa, Sonoma, Butte, Humboldt, Mendocino, Del Norte, Lake, Nevada and Yuba Counties, as well as in the area surrounding Yuba City (the “Northern California wildfires”). According to the California Department of Forestry and Fire Protection (“Cal Fire”) California Statewide Fire Summary dated October 30, 2017, at the peak of the wildfires, there were 21 major wildfires in Northern California that, in total, burned over 245,000 acres and destroyed an estimated 8,900 structures. The wildfires also resulted in 44 fatalities.

On October 9, 2018, Cal Fire issued a news release announcing the results of its investigation into the Cascade fire, located in Yuba County. The Cascade fire burned a total of 9,989 acres, destroying 264 structures, and resulted in four fatalities.

According to the Cal Fire news release, the Cascade fire “was started by sagging power lines coming into contact during heavy winds.” Cal Fire also indicated that “the power line in question was owned by the Pacific Gas and Electric Company.” No violations of the Public Resources Code were found by Cal Fire. The Cal Fire investigative report was forwarded to the Yuba County District Attorney.

Although their analysis is ongoing regarding the Cascade fire, PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) do not believe that a loss is probable at this time, given the information currently available regarding the Cascade fire. However, it is reasonably possible that facts could emerge that lead PG&E Corporation and the Utility to believe that a loss is probable, resulting in the accrual of a liability in the future, the amount of which could be material. PG&E Corporation and the Utility’s Condensed Consolidated Financial Statements to be included in their quarterly report on Form 10-Q for the period ended September 30, 2018 (the “Q3 financial statements”) have not yet been prepared. Because the foregoing information relating to the Q3 financial statements is preliminary, it may change and may not be indicative of actual results for the financial quarter.

Also on October 9, 2018, the Office of the District Attorney of Yuba County (the “DA Office”) issued a news release indicating that no criminal charges will be filed in relation to the Cascade fire. The DA Office also indicated that it “reserves the right to review any additional information or evidence that may be submitted to it prior to the expiration of the criminal statute of limitations.”

On October 9, 2018, the Utility issued a news release related to the announcement issued by Cal Fire, which news release is attached as Exhibit 99.1 to this report and incorporated herein.

For additional information about the Northern California wildfires, including but not limited to third-party claims, investigations, and risks in connection with the Northern California wildfires, see PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly reports for the quarters ended March 31, 2018 and June 30, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Pacific Gas and Electric Company News Release dated October 9, 2018

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly reports for the quarters ended March 31, 2018 and June 30, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ Linda Y.H. Cheng
Dated: October 9, 2018		Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
Dated: October 9, 2018		David S. Thomason Vice President, Chief Financial Officer and Controller